Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Temasek and RRJ Agree to Invest Approximately $468 Million in Cheniere

and Propose Strategic Partnership for LNG Sales, Marketing and Trading

Houston, Texas – May 7, 2012, Cheniere Energy, Inc. (“Cheniere”) (NYSE Amex: LNG) announced today that Temasek and RRJ Capital have agreed to make an equity investment in aggregate of approximately $468 million in Cheniere. Cheniere intends to use the proceeds from this offering and cash on hand to purchase, on a pari passu basis, $500 million of the $2 billion of equity securities anticipated to be issued by Cheniere Energy Partners, L.P. (“Cheniere Partners”) in connection with the financing of the Sabine Pass LNG liquefaction project (“Sabine Project”). Additionally, Temasek, RRJ Capital and Cheniere are in discussions on a strategic partnership focused on developing LNG sales, marketing and trading relationships and opportunities in Asian markets. The partnership would market LNG volumes from the proposed Sabine Pass and Corpus Christi LNG liquefaction facilities.

“We are pleased to confirm that we have recently agreed to invest in Cheniere alongside RRJ Capital. Cheniere’s established LNG expertise and experience give it the first mover competitive advantage in LNG energy supply,” said Greg Lanham, Managing Director, Investments, Temasek. “This investment helps to expand our longer term interest in the energy and resources sector. We look forward to working with both Cheniere and RRJ Capital and others to tap into opportunities in Asia which are driven by the energy demand of growing middle income populations and continued urbanization in the decades ahead.”

“We are very excited about our long-term strategic investment in Cheniere,” said Richard Ong, Chairman and CEO of RRJ Capital. “We strongly support Cheniere and their vision to become a world leader in the global LNG industry, including the key Asian LNG market.”

“Temasek and RRJ Capital have committed to make a significant investment in Cheniere and we look forward to exploring commercial opportunities with our new shareholders,” said Charif Souki, Chairman and CEO of Cheniere. “Their proposed investment would allow us to increase our equity holdings in Cheniere Partners, which we believe is an attractive, long-term opportunity that better aligns us with the Sabine Project and its investors. Additionally, Temasek and RRJ Capital would enhance the further development of our LNG business through their expertise and experience in investments, marketing and trading in Asian markets.”

Incorporated in 1974, Temasek is an Asian investment company headquartered in Singapore. Supported by 12 affiliates and offices in Asia and Latin America, Temasek owns a S$193 billion portfolio as of March 31, 2011, concentrated principally in Singapore, Asia and growth markets. Temasek’s investment themes center on transforming economies, growing middle income populations, deepening competitive advantages and emerging champions. Its portfolio covers a broad spectrum of industries, including financial services; transportation and industrials; telecommunications, media and technology; life sciences, consumer & real estate; and energy and natural resources. It has a corporate credit rating of AAA/Aaa from rating agencies Standard & Poor’s and Moody’s, respectively. For further information on Temasek, please visit www.temasek.com.sg.

RRJ Capital is a US$2.3bn Asia-focused private equity firm targeting on key growth sectors such as energy, natural resources, financial institutions, consumer and healthcare. RRJ Capital has offices in Hong Kong and Singapore.

Cheniere is a Houston-based energy company primarily engaged in LNG related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail pipeline in Louisiana. Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Contacts:

Investors: Christina Burke 713-375-5104, Nancy Bui 713-375-5280

Media: Diane Haggard 713-375-5259